Exhibit 99.1

Suite 1750, 700 W. Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Fax: (604) 408-7499 info@corvusgold.com www.corvusgold.com

NR16-10	July 18, 2016

Corvus Gold Announces Closing of CAD $2.6M Non-Brokered Private Placement

Vancouver, B.C……..Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces the closing of a CAD $2,601,000 non-brokered private placement (the “Private Placement”) at CAD $1.02 per share. Pursuant to the Private Placement, the Company issued 2,550,000 common shares with no warrant, representing approximately 2.8% of the outstanding Corvus common shares. The common shares issued in the Private Placement are subject to a hold period which expires on January 26, 2017. The sole participant in the Private Placement is Osisko Mining Inc. (TSX: OSK). Proceeds from the Private Placement are expected to accelerate the Company’s North Bullfrog exploration program in 2016 and beyond.

Jeffrey Pontius, Corvus’ CEO states “Corvus is very pleased to be adding the Osisko group to our shareholder register. The additional funding will be used to accelerate the exploration program at our North Bullfrog project where recent results have been encouraging. The Osisko group has had a long history of recognizing quality investment opportunities and we are pleased they have chosen to invest with the Corvus team as we work to deliver the next major Nevada gold deposit.”

The foregoing securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

On behalf of

CORVUS GOLD INC.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chairman and Chief Executive Officer

Contact Information: Ryan Ko

                                Investor Relations

                                Email: info@corvusgold.com

                                Phone: 1-844-638-3246 (toll free) or (604) 638-3246/Fax: (604) 408-7499

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the proposed use of the proceeds of the private placement by the Company are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the

Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, those risks and uncertainties disclosed in the Company’s latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.